UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2026

Organon & Co.

(Exact name of Registrant as specified in its charter)

Delaware	001-40235	46-4838035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

30 Hudson Street
Floor 33
Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

(551) 430-6900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OGN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on April 26, 2026, Organon & Co., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Sun Pharmaceutical Holdings USA, Inc. (“Sun Pharma USA”), and Sun Pharma America, Inc., a wholly owned subsidiary of Sun Pharma USA (“Merger Sub”), and, solely for purposes of certain specified provisions of the Merger Agreement, Sun Pharmaceutical Industries Limited, Sun Pharma Canada Inc. and Sun Pharma (Netherlands) B.V., pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Sun Pharma USA (the “Merger”). On June 17, 2026, in connection with the Merger, the Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement (as supplemented, the “Definitive Proxy Statement”) with respect to the special meeting of the Company’s stockholders (“Special Meeting”) scheduled to be held on July 23, 2026. Additional information about how to attend the Special Meeting is contained in the Definitive Proxy Statement.

Litigation Relating to the Merger

On July 6, 2026, a complaint was filed in connection with the Merger in the Superior Court of New Jersey, County of Mercer Chancery Division, against the Company, the current members of the board of directors (the “Board”) of the Company, Sun Pharma USA and Merger Sub (collectively, the “Defendants”). The action is captioned Richard Delman v. Robert Essner, et al., No. MER-C-000047-26 (July 6, 2026) (the “Complaint”).

The Complaint alleges, among other things, that certain disclosures in the Definitive Proxy Statement filed by the Company in connection with the Merger were materially incomplete and misleading. The Complaint further alleges violations of the New Jersey Uniform Securities Law, N.J. Stat. § 49:3-71, and, under New Jersey common law, negligent misrepresentation and concealment, general negligence, and civil conspiracy.

The Complaint seeks declaratory and injunctive relief, including enjoining the Defendants from proceeding with the stockholder vote on the Merger unless and until the Company issues a supplemental proxy statement that fully discloses the allegedly omitted material information. The Complaint also seeks an award of attorneys’ and expert fees and expenses. On July 13, 2026, the Plaintiff filed a motion seeking to enjoin preliminarily the holding of our Special Meeting and to require the Company to supplement the Definitive Proxy Statement in certain respects. The court has not ruled on this motion.

The Company believes that the claims and allegations in the Complaint and the assertions in the pending injunction motion are without merit and that no further disclosure is required under applicable law. However, to avoid the risk of the claims delaying or adversely affecting the Merger and to minimize the costs, risks, and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Complaint and any assertion that additional disclosure was or is required. As of July 17, 2026, the Company was not aware of the filing of other lawsuits challenging the Merger or the Definitive Proxy Statement; however, additional lawsuits arising out of the Merger or the Definitive Proxy Statement may be filed in the future.

Supplemental Disclosures to Definitive Proxy Statement

This supplemental information to the Definitive Proxy Statement should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Definitive Proxy Statement, and all terms used but not defined below shall have the meanings set forth in the Definitive Proxy Statement. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Background of the Merger” is hereby amended and supplemented by adding the following underlined language to the fourth paragraph on page 46 of the Definitive Proxy Statement.

Throughout January, Sun Pharma conducted preliminary diligence and participated in virtual management meetings with Organon. On January 22, 2026, Organon presented potential synergies across a range of business segments to Sun Pharma and identified potential cost synergies across commercial, procurement, R&D and corporate functions, which were preliminarily estimated to be approximately $700 million in the aggregate.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Background of the Merger” is hereby amended and supplemented by adding the following underlined language to the last paragraph on page 46 of the Definitive Proxy Statement.

On February 3, 2026, the Board met with representatives of Organon management, S&C, and Morgan Stanley to discuss the January 29 Sun Pharma IOI. At the meeting, a representative of Morgan Stanley updated the Board on recent communications with Sun Pharma, as well as the anticipated timing and next steps in the process for a potential transaction, and reviewed with the Board the updated preliminary financial analyses. The Board also discussed potential synergies from a transaction with Sun Pharma, including the preliminary synergy estimates previously presented to Sun Pharma. The Board then discussed valuation methodologies, synergy analyses, and a set of select companies for potential outreach, along with related recommendations. Following this discussion, the Board determined its strategy for responding to Sun Pharma and agreed that Ms. Cox should convey to Mr. Shanghvi that the Board was not prepared to pursue a transaction at a price of $13.50 per share of Common Stock and that the Board was evaluating a range of other alternatives and had not determined to sell Organon at this time absent receipt of a price it deemed compelling. At that same meeting, a representative of Goldman Sachs presented to the Board regarding sequential transactions involving (i) a merger of equals with an integrated specialty pharmaceutical company, followed by (ii) a divestiture of Established Brands and generics business of the combined company, (iii) acquisitions of innovative pipeline products and (iv) strategic investments in dermatology and women’s health as well as continued development of Organon’s pipeline products. During the presentation, the Board raised various issues regarding the specific companies evaluated, the geographic scope, the execution risks, the sensitivity of the analysis to Organon’s key product performance and the contemplated transaction structures. Following the presentation and the Board’s discussion of these strategic alternatives, the Board continued to evaluate a range of strategic alternatives, including focusing on Sun Pharma’s proposal. In doing so, the Board considered the significant execution risks associated with the Goldman Sachs strategic alternatives, including the need to identify suitable counterparties for multiple future transactions and successfully execute a series of acquisitions, integrations and other strategic initiatives.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Opinion of Morgan Stanley & Co. LLC—Other Information” is hereby amended and supplemented by adding the following underlined language to the last paragraph on page 59 of the Definitive Proxy Statement.

Morgan Stanley observed additional factors that were not considered as part of Morgan Stanley’s financial analyses with respect to its opinion, but which were noted as reference data for the Board, including the following information described in the sections entitled “—Publicly Traded Companies Analysis,” “—Precedent Transactions Analysis,” “—Premia Paid Analysis,” “—Analysts’ Price Targets,” and “—Historical Trading Range.” These additional factors were provided as supplemental reference data to assist the Board in connection with its evaluation of the Merger. Such additional factors were not considered as part of Morgan Stanley’s financial analyses with respect to its opinion because the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter were deemed by Morgan Stanley, in its professional judgment, to provide a sufficient basis for rendering its opinion.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Certain Unaudited Financial Information” is hereby amended and supplemented by adding the following underlined language on page 64 of the Definitive Proxy Statement.

Organon Projections

(Amounts in U.S. dollar millions, unaudited)

	Q2’26E	Q3’26E	Q4’26E	2026E	2027E	2028E	2029E	2030E
Revenue	$1,546	$1,613	$1,632	$6,252	$6,475	$6,693	$6,822	$6,470
Adjusted EBITDA (1)	$451	$507	$522	$1,894	$2,018	$2,099	$2,150	$1,986
Unlevered Free Cash Flow (2)	$118	$49	$338	$1,010	$714	$958	$1,117	$774

(1)

Adjusted EBITDA represents non-GAAP adjusted operating income (which excludes certain non-recurring and one-time items, including one-time costs related to the planned exits from supply agreements with Merck & Co., Inc., including one-time resourcing costs and restructuring-related costs) plus depreciation.

(2)

Unlevered Free Cash Flow represents Adjusted EBITDA, less stock-based compensation in respect of future grants in the projection period, less taxes (based on an assumed 25% effective tax rate applied to EBIT), plus or minus changes in net working capital, less capital expenditures, less one-time costs related to the planned exits from supply agreements with Merck & Co., Inc., less restructuring costs, and less business development milestone and upfront payments and other one-time cash items.

The number of outstanding shares of our Common Stock, on a fully diluted basis (including in respect of existing Organon Options, Organon RSUs, and Organon PSUs), as of April 24, 2026, was approximately 284.9 million. The net debt of Organon as of March 31, 2026, was $7,530 million. Organon’s estimated Adjusted LTM EBITDA as of March 31, 2026, adjusted to exclude a one-time benefit from a China non-controlling interest refund of $6 million in the first quarter of the fiscal year 2026 was $1,832 million.

Cautionary Statement Regarding Forward-Looking Statements

All statements other than statements of historical facts included in this communication that address activities, events or developments that Organon & Co. (“Organon”) expects, believes or anticipates will or may occur in the future are forward-looking statements, including, in particular, statements about the expected timing, completion and effects or benefits of the proposed transaction. Forward-looking statements may be identified by words such as “anticipates,” “expects,” “plans,” “will,” “estimates,” “believes,” “intends,” “may,” “might,” “likely,” “continue,” and similar expressions. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond Organon’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to: (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the proposed transaction may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including receiving, on a timely basis or otherwise, the minimum vote required by Organon’s stockholders to approve the proposed transaction; (iv) the possibility that competing offers or acquisition proposals for Organon will be made; (v) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, including in circumstances which would require Organon to pay a termination fee; (vii) the effect of the announcement or pendency of the proposed transaction on Organon’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from Organon’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (x) certain restrictions during the pendency of the proposed transaction that may impact Organon’s ability to pursue certain business opportunities or strategic transactions; (xi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Organon’s common stock, including if the proposed transaction is not consummated; (xii) risks that the benefits of the proposed transaction are not realized when and as expected; (xiii) legislative, regulatory and economic developments; and (xiv) other factors discussed in the “Risk Factors” section of Organon’s most recent periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, all of which may be obtained free of charge from the SEC’s website at www.sec.gov. Although Organon believes that the expectations reflected in its forward-looking statements are reasonable, it cannot assure that those expectations will prove to be correct. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by Organon on its website or otherwise. Organon does not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Organon, Sun Pharmaceutical Holdings USA, Inc. and Sun Pharma America, Inc. In connection with the proposed transaction, Organon filed a preliminary proxy statement on Schedule 14A with the SEC on June  1, 2026, which is available at https://www.sec.gov/Archives/edgar/data/1821825/000119312526249541/d15298dprem14a.htm, and a definitive proxy statement on Schedule 14A with the SEC on June  17, 2026, which is available at https://www.sec.gov/Archives/edgar/data/1821825/000119312526273323/d15298ddefm14a.htm, (the “Merger Proxy Statement”). Organon has mailed the Merger Proxy Statement and a proxy card to its stockholders in connection with the proposed transaction on or around June 17, 2026. INVESTORS AND STOCKHOLDERS OF ORGANON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE MERGER PROXY STATEMENT, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ORGANON, SUN PHARMACEUTICAL HOLDINGS USA, INC., SUN PHARMA AMERICA, INC. AND THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders of Organon are or will be able to obtain these documents free of charge from the SEC’s website at www.sec.gov, or through the investor relations section of Organon’s website, https://www.organon.com.

Participants in Solicitation

Organon and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Organon in favor of the proposed transaction. Information about Organon’s directors and executive officers is set forth in the 2026 Annual Meeting Proxy Statement, filed with the SEC on April  24, 2026, and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001821825/000119312526177411/ogn-20260423.htm . To the extent holdings of Organon’s securities by its directors or executive officers have changed since the amounts set forth in the 2026 Annual Meeting Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=1821825. Additional information concerning the interests of Organon’s participants in the solicitation, which may, in some cases, be different than those of Organon’s stockholders generally, will be set forth in the Merger Proxy Statement when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANON & CO.

Date: July 17, 2026	By:	/s/ Kirke Weaver
Name: Kirke Weaver
Title: General Counsel and Corporate Secretary